NEWS RELEASE   CONTACT:  James B. Gardner,
                         Executive Vice President
                         HMN Financial, Inc. (507) 346-7345
                         FOR IMMEDIATE RELEASE


HMN FINANCIAL, INC. ANNOUNCES QUARTERLY RESULTS
------------------------------------------------

EARNINGS SUMMARY                Three Months Ended       Nine Months Ended
                                   September 30,            September 30,
                                1997         1996         1997        1996
                              ---------------------    ----------------------
Net income (loss)            $1,524,111   (144,527)   $4,330,812   2,975,248
Primary earnings (loss)
 per common share and
 common share equivalent           0.38      (0.03)         1.10        0.66
Before special SAIF assessment:
  Income                      1,524,111  1,329,806     4,330,812   4,449,581
  Primary earnings per share
   and common share equivalent     0.38       0.31          1.10        0.98
Return on average assets           1.06%     (0.10)%        1.03%       0.72%
Return on average assets before
  SAIF assessment                  1.06%      0.95 %        1.03%       1.08%
Return on average common equity    7.29%     (0.67)%        7.10%       4.42%
Return on average common equity
  before SAIF assessment           7.29%      6.13 %        7.10%       6.61%
Book value per share             $20.09      17.90        $20.09       17.90


     SPRING VALLEY, MINNESOTA, October 17, 1997. . . HMN Financial, Inc.
(HMN) (NASDAQ:HMNF), the $569 million holding company for Home Federal Savings Bank (the Bank), today reported net income of $1.5 million for the third quarter of 1997, up $1.67 million, from a loss of $145,000 for the third quarter of 1996. Primary earnings per share were $0.38 for the third quarter of 1997, up $0.41 per share from a loss of $0.03 per share for the third quarter of 1996. In September of 1996, Congress enacted the Savings Association Insurance Fund (SAIF) legislation which assessed a one time charge of $2.4 million to the Bank in order to recapitalize the SAIF. The total SAIF assessment was charged directly to earnings and reduced quarterly earnings by $1.5 million after tax, or $0.34 per share. If the SAIF legislation had not passed, net income for the third quarter of 1996 would have been $1.3 million, or $0.31 per share. Return on average assets for the third quarter of 1997 was 1.06% compared to -0.10% for the same quarter of 1996. Return on average equity was 7.29% for the third quarter of 1997 compared to -0.67% for the same quarter of 1996. Book value per share was $20.09 at September 30, 1997, up 12.2% from $17.90 for September 30, 1996.


                                                                    more . . .

     Net income for the nine months ended September 30, 1997 was $4.33 million, an increase of $1.36 million, or 45.6%, from $2.97 million for the nine months ended September 30, 1996. Primary earnings per share were $1.10 for the nine months ended September 30, 1997, an increase of $0.44 per share, or 66.7%, from $0.66 per share for the nine months ended September 30, 1996. The SAIF assessment reduced earnings for the nine months ended September 30, 1996 by $1.5 million after tax, or $0.32 per share. If the SAIF legislation had not passed, net income for the nine months ended September 30, 1996 would have been $4.4 million, or $0.98 per share. Return on average assets for the nine month period ended September 30, 1997 was 1.03% compared to 0.72% for the same period of 1996. Return on average equity was 7.10% for the nine month period ended September 30, 1997 compared to 4.42% for the same period of 1996.

     Net interest income for the third quarter of 1997 was $3.85 million, an increase of $27,000, or 0.7%, compared to $3.82 million for the third quarter of 1996. Interest income increased by $186,000 due to increasing yields on interest-earning assets and $114,000 due to an increase in interest-earning assets. Interest expense increased by $233,000 due to an increase in interest-bearing liabilities and $40,000 due to an increase in the interest rates paid on interest-bearing liabilities. Net interest income for the nine months ended September 30, 1997 was $11.6 million, a decrease of $136,000, or 1.2%, from $11.73 million for the same nine month period ended in 1996. Interest income for the nine month period ended September 30, 1997 increased by $384,000 due to an increase in interest-earning assets and $246,000 due to increasing yields on interest-earning assets. The increase in interest income was totally offset by an increase in interest expense of $766,000, primarily due to additional borrowing from the Federal Home Loan Bank of Des Moines.

     Non-interest income for the third quarter of 1997 was $879,000, an increase of $467,000, or 113%, from $412,000 for the same quarter in 1996. The increase in quarterly income was primarily due to a $295,000 increase in gains recognized on the sale of securities and a $107,000 increase in gain on the sale of loans. Interest rates, in general, decreased during the third quarter of 1997, creating a favorable environment for HMN to sell securities and loans. During 1997, HMN increased its mortgage banking activities and is selling more loans in the secondary market than it did in 1996. Non-interest income for the nine months ended September 30, 1997 was $2.0 million, an increase of $384,000, or 24%, from $1.6 million for the same nine month period in 1996. The increase in non-interest income was primarily due to a $317,000 gain on the sale of loans and a $64,000 increase in fee income.
Both of the increases were due to HMN's mortgage banking activities and increased loan sales in the secondary market. Other income for the nine month period ended September 30, 1997, increased by $92,000, but was offset by a decrease of $90,000 in gains recognized on the sale of securities.

     Non-interest expense for the third quarter of 1997 was $2.2 million, a decrease of $2.2 million, or 49.3%, from $4.4 million for the same quarter in 1996. In September of 1996, a one time assessment of $2.4 million was made by Congress to recapitalize the SAIF. As a result of the SAIF being fully funded, the FDIC insurance premium expense decreased by $155,000 for the third quarter of 1997 from the same quarter in 1996. Compensation and benefits expense increased by $256,000 due to new employees, plus normal merit and salary more . . .

increases. Non-interest expense for the nine months ended September 30, 1997 was $6.5 million, a decrease of $1.9 million, or 22.6%, from $8.4 million for the nine months ended September 30, 1996. The majority of the $1.9 million decrease in non-interest expense was due to the one time SAIF assessment of $2.4 million not repeating itself in 1997. As a result of the SAIF
assessment the FDIC insurance premium expense decreased by $461,000.   The
decrease in non-interest expense was partially offset by a $726,000 increase in compensation and benefits, an increase in occupancy of $124,000 and an increase in other expense of $80,000. Compensation and benefits expense increased as a result of adding new employees and normal merit and salary increases. Occupancy increased for the nine month period ended September 30, 1997 compared to the same period in 1996 because of continued remodeling and updating of offices for new technological advances.

     As previously reported through a press release dated July 1, 1997, HMN Financial, Inc. and Marshalltown Financial Corporation (MFC)(NASDAQ:MFCX), the thrift holding company for Marshalltown Savings Bank, FSB, have entered into a definitive agreement to merge. Under the agreement, HMN Financial will acquire in a cash transaction valued at $25.9 million, or $17.51 per share, all outstanding shares of Marshalltown Financial's common stock. The agreement is subject to regulatory approvals, as well as approval of Marshalltown Financial's shareholders, a process that is expected to be
completed by the end of the year.   At June 30, 1997, MFC had total assets of
$127.5 million, deposits of $106.4 million and shareholders' equity of $20.1 million. Marshalltown Savings Bank, FSB operates full service retail banking facilities in Marshalltown and Toledo, Iowa.

     HMN Financial, Inc. and Home Federal Savings Bank are headquartered in Spring Valley, MN. The Bank operates seven offices in southern Minnesota and a mortgage banking office in Eden Prairie, Minnesota.

     (Three pages of selected consolidated financial information are included with this release.)
                                   ***END***

                     HMN FINANCIAL, INC. AND SUBSIDIARIES
                          Consolidated Balance Sheets
                                  (unaudited)

                                                 September 30,  December  31,
               ASSETS                                1997           1996
                                                 ------------  -------------
Cash and cash equivalents. . . . . . . . . . . $    9,635,956     10,583,717
Securities available for sale:
 Mortgage-backed and related securities
  (amortized cost $111,030,951
   and $134,474,167) . . . . . . . . . . . . . .  111,117,282    133,355,278
 Other marketable securities
  (amortized cost $71,405,849
   and $42,360,499). . . . . . . . . . . . . . .   72,815,033     42,474,810
                                                  -----------    -----------
                                                  183,932,315    175,830,088
                                                  -----------    -----------
Securities held to maturity:
 Mortgage-backed and related securities
  (fair value $ 0 and $1,904,993). . . . . . . .            0      1,805,744
 Other marketable securities
  (fair value $ 0 and $1,000,550). . . . . . . .            0        999,812
                                                  -----------    -----------
                                                            0      2,805,556
                                                  -----------    -----------

Loans held for sale. . . . . . . . . . . . . . .    2,089,733        739,316
Loans receivable, net. . . . . . . . . . . . . .  352,925,376    349,022,236
Federal Home Loan Bank stock, at cost. . . . . .    6,236,700      5,434,000
Real estate, net . . . . . . . . . . . . . . . .       89,334         20,610
Premises and equipment, net. . . . . . . . . . .    4,230,723      3,581,497
Accrued interest receivable. . . . . . . . . . .    3,180,525      3,415,152
Prepaid expenses and other assets. . . . . . . .    6,526,233      3,299,427
                                                  -----------    -----------
      Total assets . . . . . . . . . . . . . . $  568,846,895    554,731,599
                                                  ===========    ===========

        LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits . . . . . . . . . . . . . . . . . . . $  366,682,349    362,476,944
Federal Home Loan Bank advances. . . . . . . . .  112,007,163    106,078,589
Accrued interest payable . . . . . . . . . . . .    1,147,269      1,542,773
Advance payments by borrowers for taxes
  and insurance. . . . . . . . . . . . . . . . .      758,067        518,911
Accrued expenses and other liabilities . . . . .    3,632,564      2,014,938
                                                  -----------    -----------
      Total liabilities. . . . . . . . . . . . .  484,227,412    472,632,155
                                                  -----------    -----------

Commitments and contingencies
Stockholders' equity:
 Serial preferred stock: authorized 500,000
  shares; issued and outstanding none. . . . . .            0              0
 Common stock ($.01 par value): authorized
  shares 7,000,000; issued shares 6,085,775. . .       60,858         60,858
 Additional paid-in capital. . . . . . . . . . .   59,702,833     59,428,768
 Retained earnings, subject to certain
  restrictions . . . . . . . . . . . . . . . . .   58,976,197     54,645,387
 Net unrealized gain (loss) on securities
  available for sale . . . . . . . . . . . . . .      967,170      (598,045)
 Unearned employee stock ownership
  plan shares. . . . . . . . . . . . . . . . . .  (4,650,340)    (4,938,520)
 Unearned compensation restricted stock awards .    (658,817)      (793,289)
 Treasury stock, shares at cost 1,873,939
  and 1,651,615. . . . . . . . . . . . . . . . . (29,778,418)   (25,705,715)
                                                  -----------    -----------
      Total stockholders' equity . . . . . . . .   84,619,483     82,099,444
                                                  -----------    -----------
    Total liabilities and stockholders' equity $  568,846,895    554,731,599
                                                  ===========    ===========

                     HMN FINANCIAL, INC. AND SUBSIDIARIES
                       Consolidated Statements of Income
                                  (unaudited)

                                 Three Months Ended       Nine Months Ended
                                    September 30,          September 30,
                                  1997        1996       1997         1996
                              ----------------------- -----------------------
Interest Income:
 Loans receivable. . . . . . $  6,939,224   6,461,279  20,730,094  19,009,335
 Securities available for sale:
   Mortgage-backed and
     related . . . . . . . . .  2,092,964   2,429,330   6,458,996   7,730,690
   Other marketable. . . . . .  1,119,452     669,964   2,621,762   1,655,705
 Securities held to maturity:
   Mortgage-backed and
     related . . . . . . . . .          0     196,050      33,400     719,827
   Other marketable. . . . . .          0      14,250      10,032      90,103
 Cash equivalents. . . . . . .     55,643     149,819     225,237     315,623
 Other . . . . . . . . . . . .    107,187      93,823     304,159     232,453
                               ----------  ----------  ----------  ----------
    Total interest income. . . 10,314,470  10,014,515  30,383,680  29,753,736
                               ----------  ----------  ----------  ----------
Interest expense:
 Deposits. . . . . . . . . . .  4,749,737   4,741,907  13,993,332  14,281,156
 Federal Home Loan Bank
   advances. . . . . . . . . .  1,714,642   1,449,492   4,792,552   3,739,015
                               ----------  ----------  ----------  ----------
    Total interest expense . .  6,464,379   6,191,399  18,785,884  18,020,171
                               ----------  ----------  ----------  ----------
       Net interest income . .  3,850,091   3,823,116  11,597,796  11,733,565
Provision for loan losses. . .     75,000      75,000     225,000     225,000
                               ----------  ----------  ----------  ----------
       Net interest income
         after provision
         for loan losses . . .  3,775,091   3,748,116  11,372,796  11,508,565
                               ----------  ----------  ----------  ----------
Non-interest income:
 Fees and service charges. . .    121,489      94,817     318,346     254,188
 Securities gains, net . . . .    487,547     192,761     872,159     961,798
 Gain on sales of loans. . . .    117,302       9,896     334,367      16,980
 Other . . . . . . . . . . . .    152,230     114,957     457,786     365,879
                               ----------  ----------  ----------  ----------
    Total non-interest income.    878,568     412,431   1,982,658   1,598,845
                               ----------  ----------  ----------  ----------
Non-interest expense:
 Compensation and benefits . .  1,431,853   1,175,725   4,106,699   3,380,843
 Occupancy . . . . . . . . . .    245,202     203,071     718,801     595,216
 Federal deposit insurance
  premiums . . . . . . . . . .     57,478     212,020     175,379     636,676
 SAIF assessment . . . . . . .          0   2,351,563           0   2,351,563
 Advertising . . . . . . . . .     62,763      77,696     214,557     229,735
 Data processing . . . . . . .    129,100     118,949     372,432     368,145
 Provision for real estate
   losses. . . . . . . . . . .          0           0       3,000           0
 Other . . . . . . . . . . . .    302,449     255,808     879,374     799,710
                               ----------  ----------  ----------  ----------
    Total non-interest expense  2,228,845   4,394,832   6,470,242   8,361,888
                               ----------  ----------  ----------  ----------
    Income (loss) before
     income tax expense. . . .  2,424,814   (234,285)   6,885,212   4,745,522
Income tax (benefit) expense .    900,703    (89,758)   2,554,400   1,770,274
                               ----------  ----------  ----------  ----------
    Net income (loss). . . . $  1,524,111   (144,527)   4,330,812   2,975,248
                               ==========  ==========  ==========  ==========
Primary earnings (loss) per
 common share and common
 share equivalents. . . . . .$       0.38       (0.03)       1.10        0.66
                                     ====        ====        ====        ====
Fully diluted earnings (loss)
 per common share and
 common share equivalents. . .$      0.38       (0.03)       1.09        0.66
                                     ====        ====        ====        ====

                     HMN FINANCIAL, INC. AND SUBSIDIARIES
                  Selected Consolidated Financial Information
                                  (unaudited)

                                  Three Months Ended    Nine Months Ended
Selected Financial Data:          Sept 30,   Sept 30,   Sept 30,  Sept 30,
  (dollars in thousands,           1997       1996       1997       1996
   except per share data)       --------------------- ---------------------
I. OPERATING DATA:
    Interest income. . . . . .$    10,314      10,014      30,384    29,754
    Interest expense . . . . .      6,464       6,191      18,786    18,020
    Net interest income. . . .      3,850       3,823      11,598    11,734

II. AVERAGE BALANCES:
    Assets <F1>. . . . . . . .    569,479     557,091     560,335   548,254
    Loans receivable, net. . .    344,669     331,331     344,645   321,134
    Mortgage-backed and related
     securities <F1> . . . . .    121,235     153,760     125,883   164,679
    Interest earnings
      assets <F1>. . . . . . .    554,314     548,702     546,719   539,483
    Interest bearing liabilities  480,707     464,467     473,080   452,299
    Equity <F1><F2>. . . . . .     82,910      86,262      81,540    89,872

III.PERFORMANCE RATIOS: <F1>
    Return on average assets
    (annualized) . . . . . . .       1.06%      (0.10) %     1.03%     0.72 %
    Interest rate spread information:
      Average during period. .       2.05        1.96        2.12      2.05
      End of period. . . . . .       2.26        2.09        2.26      2.09
    Net interest margin. . . .       2.76        2.77        2.84      2.91
    Ratio of operating expense to
      average total assets
      (annualized) . . . . . .       1.55        3.14        1.54      2.04
    Return on average equity
      (annualized) . . . . . .       7.29       (0.67)       7.10      4.42
    Efficiency . . . . . . . .      47.14      103.76       47.64     62.72


                                   Sept 30,     Dec 31,    Sept 30,
                                    1997         1996        1996
                                   --------------------------------
IV.ASSET QUALITY:
    Total non-performing assets. .$   549         361         426
    Non-performing assets to
     total assets. . . . . . . . .   0.10%       0.07 %      0.08%
    Non-performing loans to total
     loans receivable, net . . . .   0.13        0.10        0.12
    Allowance for loan losses. . .$ 2,554       2,341       2,266
    Allowance for loan losses to
     total assets. . . . . . . . .   0.45%       0.42 %      0.40%
    Allowance for loan losses to
     total loans receivable, net .   0.72        0.67        0.66
    Allowance for loan losses to
     non-performing loans. . . . . 561.52      691.84      531.84

V. BOOK VALUE PER SHARE:
    Book value per share excluding
      net unrealized gain (loss)
      on securities available
      for sale . . . . . . . . . . $19.86       18.65       18.30
    Book value per share . . . . .  20.09       18.52       17.90

                                    Nine                     Nine
                                   Months       Year        Months
                                   Ended       Ended        Ended
                                  Sept 30,     Dec 31,     Sept 30,
                                    1997        1996         1996
                                  --------------------------------
VI. CAPITAL RATIOS
    Stockholders' equity to total
     assets, at end of period. . .  14.88%      14.80 %     14.80%
    Average stockholders' equity
     to average assets <F1><F2>. .  14.55       16.12       16.39
    Ratio of average interest-earning
     assets to average interest-
     bearing liabilities<F1> . . . 115.57      118.87      119.28

VII. EMPLOYEE DATA:                Sept 30,    Dec 31,     Sept 30,
                                    1997        1996         1996
                                   -------------------------------
    Number of employees. . . . . .     123          110        102

[FN]
<FN1>Average balances were calculated based upon amortized cost without the market value impact of SFAS 115.
<FN2>Average equity and average equity/average asset ratio decreased due in part to a repurchase of 243,088 shares of common stock in the fourth quarter of 1996 and an additional repurchase of 224,334 shares of common stock in 1997.